                                                                     EXHIBIT 4-A


                      --------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                             HERCULES INCORPORATED,
                                    as Issuer

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                            Dated as of July 6, 1999

                      --------------------------------------

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
                                    ARTICLE 1
            SECTION 1.01.  Application of Articles 1 and 2..................................................2
            SECTION 1.02.  Amendment of Interest Rate Calculation on the Subordinated Notes.................2
            SECTION 1.03.  Certain Definitions..............................................................3
            SECTION 1.04.  Amendment of the Subordinated Notes..............................................3

                                    ARTICLE 2

            SECTION 2.01.  Elimination of Remarketing.......................................................4

                                    ARTICLE 3

            SECTION 3.01. Ratification of Base Indenture and First Supplemental Indenture:
                          Second Supplemental Indenture Controls............................................4
            SECTION 3.02. Trustee Not Responsible for Recitals..............................................5
            SECTION 3.03. Governing Law.....................................................................5
            SECTION 3.04. Severability......................................................................5
            SECTION 3.05. Counterparts......................................................................5
            SECTION 3.06. Terms Defined.....................................................................5

     SECOND SUPPLEMENTAL INDENTURE, dated as of July 6, 1999 (the "SECOND SUPPLEMENTAL INDENTURE"), between Hercules Incorporated, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "TRUSTEE").

     WHEREAS, the Company and the Trustee are parties to the Junior Subordinated Debentures Indenture dated as of November 12, 1998 between the Company and the Trustee (the "BASE INDENTURE"), as supplemented by a First Supplemental Indenture dated as of November 12, 1998 between the Company and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE" and together with the Base Indenture and this Second Supplemental Indenture, the "INDENTURE");

     WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance of the Company's unsecured junior subordinated debentures (the "DEBENTURES") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

     WHEREAS, pursuant to the terms of the Indenture in the First Supplemental Indenture, the Company provided for the establishment of a new series of its Debentures known as its Auction Rate Reset Junior Subordinated Notes Series A (the "SUBORDINATED NOTES");

     WHEREAS, the Indenture provides that the Company and the Trustee may amend the Indenture, with the consent of each Holder of any Debenture affected thereby, to provide for, among other things, a change in the rate of interest or the manner of calculation thereof;

     WHEREAS, the Company and the Trustee desire to modify certain provisions of the Indenture to reflect a modification in the amount of calculation of the rate of interest on the Subordinated Notes and to provide that no Remarketing of the Subordinated Notes shall occur;

     WHEREAS, all things necessary to make this Second Supplemental Indenture a valid indenture and agreement according to its terms have been done;

     NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Notes by the Holder thereof, and for the purpose of amending and restating certain terms of the Indenture relating to the manner of calculation of the rate of interest on the Subordinated Notes, and relating to the Remarketing, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE 1

     SECTION 1.01. Application of Articles 1 and 2. The provisions of Articles One and Two hereof shall apply to the Subordinated Notes and the certificates therefor shall be appropriately amended.

     SECTION 1.02. Amendment of Interest Rate Calculation on the Subordinated Notes. Section 2.05 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

          "Section 2.05. Interest. (a) Interest on the principal amount of each Subordinated Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to from and including the date of issuance to but excluding the date each principal amount is paid, LIBOR plus 175 basis points, compounded quarterly; provided that, notwithstanding the foregoing, if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, interest shall be paid at the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

          (b) Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate specified above (to the extent permitted by applicable law). The term "INTEREST", as used herein, includes any such additional interest and Additional Interest unless otherwise stated.

          (c) Interest on the Subordinated Notes will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on the Maturity Date (each an "INTEREST PAYMENT DATE"), will accumulate from and including the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1998, to but excluding the related Interest Payment Date, except as otherwise described below.

          The Interest Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Interest Payment Date and shall equal LIBOR plus 175 basis points. The amount of interest payable for any quarterly period shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an



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

     Interest Payment Date is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

          (d) Interest shall be paid to the Person in whose name the Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company, at the close of business on the Regular Record Date for such interest installment, which, in respect of Subordinated Notes of which the Property Trustee is the Holder and the related Preferred Securities are in book-entry only form or a Global Subordinated Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If the Subordinated Notes are not represented by a Global Subordinated Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to that Interest Payment Date.

          (e) If at any time while the Property Trustee is the Holder of any Subordinated Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("ADDITIONAL INTEREST") on the Subordinated Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed."

     SECTION 1.03. Certain Definitions. Section 1.01 of the First Supplemental Indenture is hereby amended by:

         (a) changing the reference to Section 2.05(d) in the definition of "Interest Payment Date" to Section 2.05(c);

         (b) changing the reference to Section 2.05(e) in the definition of "Regular Record Date" to Section 2.05(d); and

         (c) deleting the definitions of "Pre-Remarketing Interest Payment Date" and "Pre-Remarketing Regular Record Date". Any and all remaining references to such terms in the First Supplemental Indenture shall be deemed to be references to "Interest Payment Date" and "Regular Record Date", respectively.

     SECTION 1.04. Amendment of the Subordinated Notes. The Company shall execute replacement Subordinated Notes in the form attached hereto as Exhibit A to reflect the amended terms provided for in this Second Supplemental Indenture, and the Trustee shall authenticate and make such new Subordinated Notes available for delivery to the Holders of the Subordinated



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

Notes upon surrender of the prior certificates therefor. The surrendered prior certificates representing the Subordinated Notes shall be canceled by the Trustee and shall no longer be outstanding.

                                    ARTICLE 2

     SECTION 2.01. Elimination of Remarketing: (a) The definition of "Maturity Date" contained in Section 1.01 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

               ""MATURITY DATE" means the earlier to occur of: (i) November 10, 1999 and (ii) the ninetieth day following the issuance by the Company of shares of Common Stock in a public offering occurring after the date hereof, underwritten by Banc of America Securities, LLC and generating gross proceeds from sales to the public of not less than $150 million. The Company shall promptly notify the Trustees of an event specified in clause (ii), specifying the date thereof and the Maturity Date."

               (b) Article 10 of the First Supplemental Indenture is hereby amended by:

                    (i) inserting as the first section thereof the following new
               Section 10.01A:

               "Notwithstanding anything contained herein or in any Subordinated Note to the contrary, no Remarketing shall occur, no Reset Date shall be established or shall occur and the Company shall repay the Subordinated Notes on the Maturity Date in accordance with their terms."

                    (ii) deleting each of Sections 10.02, 10.03, 10.04, 10.05
               and 10.06 in its entirety.


                                    ARTICLE 3

     SECTION 3.01. Ratification of Base Indenture and First Supplemental
Indenture: Second Supplemental Indenture Controls. The Base Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall supersede the provisions of the Base Indenture and the First

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Supplemental Indenture to the extent the Base Indenture or the First
Supplemental Indenture is inconsistent herewith.

     SECTION 3.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 3.03. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

     SECTION 3.04. Severability. If any provision in the Base Indenture, the First Supplemental Indenture, this Second Supplemental Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.05. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Second Supplemental Indenture.

     SECTION 3.06. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                         HERCULES INCORPORATED,
                                             as Issuer


                                         By: /s/ George MacKenzie
                                             ---------------------------------
                                              Name:  George MacKenzie
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


                                         THE CHASE MANHATTAN BANK,
                                              as Trustee


                                         By: /s/ J.C. Progar
                                             ---------------------------------
                                              Name:  Joseph C. Progar
                                              Title: Authorized Officer

                                                                       EXHIBIT A

                           [FORM OF SUBORDINATED NOTE]

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF OR (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) AGREES WITH RESPECT TO ANY TRANSFER OTHER THAN TO THE PROPERTY TRUSTEE, TO PROVIDE TO THE INDENTURE TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. AT THE REQUEST OF THE HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALE OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE PROMPTLY MADE AVAILABLE UPON REQUEST TO THE VICE PRESIDENT - TAXES (AT (302) 594-5887) OR THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (AT (302) 594-5175), HERCULES INCORPORATED, HERCULES PLAZA, 1313 NORTH MARKET STREET, WILMINGTON, DE 19894-0001.


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


No.                                                       CUSIP NO. 427056 AS 5
   --------


                              HERCULES INCORPORATED

              AUCTION RATE RESET JUNIOR SUBORDINATED NOTE SERIES A

     Hercules Incorporated, a Delaware corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay the principal sum of _________
Dollars ($    ) on November 10, 1999, or such other date as may be provided pursuant to the terms of the Indenture.

     Interest on the principal amount of this Subordinated Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to from and including the date of issuance to but excluding the date each principal amount is paid, LIBOR plus 175 basis points, compounded quarterly; provided that, notwithstanding the foregoing, if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, interest shall be paid at the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

     Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate specified above (to the extent permitted by applicable law). The term "INTEREST", as used herein, includes any such additional interest and Additional Interest unless otherwise stated.

     Interest on this Subordinated Note will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on the Maturity Date (each an "INTEREST PAYMENT DATE"), will accumulate from and including the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1998, to but excluding the related Interest Payment Date, except as otherwise described below.

     The Interest Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Interest Payment Date and shall equal LIBOR plus 175 basis points. The amount of interest payable for any quarterly period shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the



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

basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

     Interest shall be paid to the Person in whose name this Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company, at the close of business on the Regular Record Date for such interest installment, which, so long as the Holder of this Subordinated Note is the Property Trustee and the related Preferred Securities are in book-entry only form or a Global Subordinated Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If this Subordinated Note is not represented by a Global Subordinated Note, the Regular Record Date for such interest installment shall be fifteen
(15) days prior to that Interest Payment Date.

     The indebtedness evidenced by this Subordinated Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, and this Subordinated Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Subordinated Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Subordinated Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


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

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



                                             HERCULES INCORPORATED


                                             By:
                                                -------------------------------
                                             Name:
                                             Title


Attest:

By:
    -----------------------------
    Name:
    Title:

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of the series of Debentures described in the within-mentioned Indenture.

Dated:

THE CHASE MANHATTAN BANK,
as Trustee                                      or as Authentication Agent


By                                              By
  -----------------------                         ------------------------
  Authorized Signatory                            Authorized Signatory



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

                            [FORM OF REVERSE OF NOTE]

     This Subordinated Note is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "DEBENTURES"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Junior Subordinated Debenture Indenture dated as of November 12, 1998, duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture dated as of November 12, 1998, between the Company and the Trustee and the Second Supplemental Indenture dated as of July 6, 1999, between the Company and the Trustee (the Indenture as so supplemented, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Notes. By the terms of the Indenture, the Debentures are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture and herein sometimes referred to as the "SUBORDINATED NOTES."

     Because of the occurrence and continuation of a Special Event, in certain circumstances, this Subordinated Note may become due and payable at the principal amount together with any interest accrued thereon (the "REDEMPTION PRICE"). The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby then outstanding (and, in the case of any series of Debentures held as assets of a Trust and with respect to which a Dissolution Event has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Trust Agreement), as defined in the Indenture, to reduce the principal amount of such Debentures; reduce the percentage of the principal amount of such Debentures the Holders of which must consent to an amendment of this Indenture or a waiver; change (i) the stated maturity of the principal of or the interest on such Debentures, or (ii) the rate of interest (or the manner of calculation thereof) on such Debentures, change adversely to the Holders the redemption, conversion or exchange provisions applicable to such Debentures, if any; change the currency in respect of which the payments on such Debentures are to be made; make any change in the Subordination provisions of the Indenture (Article 10) that adversely affects the rights of the Holders of the Debentures or any change to any other Section hereof that adversely affects their rights; or change the direct action rights of holders of Preferred Securities; provided that, in


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

the case of the outstanding Debentures of a series then held by a Trust, no such amendment shall be made that adversely affects the holders of the Preferred Securities of that Trust, and no waiver of any Event of Default with respect to the Debentures of that series or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Preferred Securities of that Trust or the holder of each such Preferred Security, as applicable.

     A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

     No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Subordinated Note at the time and place and at the rate or rates and in the currency herein prescribed.

     As provided in the Indenture and subject to certain limitations herein and therein set forth, this Subordinated Note is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Subordinated Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or


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


penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Subordinated Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 thereof. The Subordinated Notes may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Subordinated Notes in a denomination of less than $100,000 shall be deemed void and of no legal effect whatsoever.

     All terms used in this Subordinated Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.




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